EXHIBIT 99.1

QCR Holdings, Inc. Announces Record Earnings of $6.5 Million for the Third Quarter of 2015

MOLINE, Ill., Oct. 20, 2015 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $6.5 million and diluted earnings per share ("EPS") of $0.55 for the quarter ended September 30, 2015. By comparison, for the quarter ended June 30, 2015, the Company reported a net loss of $524 thousand and diluted EPS of ($0.05). During the second quarter, the Company successfully executed several planned initiatives aimed at improving the long-term profitability of the Company and strengthening its capital base. As a result, financial performance was greatly impacted by several previously announced nonrecurring income and expense items; most prominently the one-time expense related to the prepayment of certain FHLB advances and other wholesale borrowings, which totaled approximately $4.5 million (after-tax). For the third quarter of 2014, the Company reported net income of $4.1 million, and diluted EPS of $0.50. As a result of the redemption of all of the Company's remaining outstanding shares of preferred stock in the second quarter of 2014, none of these periods included preferred stock dividends.

For the nine months ended September 30, 2015, the Company reported net income of $10.1 million and diluted EPS of $1.01. By comparison, for the first nine months ended September 30, 2014, the Company reported net income of $12.0 million, and diluted EPS of $1.35, after preferred stock dividends of $1.1 million. The Company redeemed all of the outstanding shares of preferred stock in the second quarter of 2014.

The Company reported core net income (non-GAAP) for the quarter ending September 30, 2015 of $6.2 million, with diluted core EPS of $0.52. Core net income for the quarter included a $788 thousand (after-tax) gain on the sale of other real estate. While this gain is considered core income, it is non-recurring in nature. Core net income for the quarter excluded after-tax gains on the sale of securities of $37 thousand and after-tax income from the conclusion of a favorable lawsuit of $252 thousand.

For the nine months ended September 30, 2015, the Company reported core net income (non-GAAP) of $14.6 million, with diluted core EPS of $1.45. Core net income year-to-date excludes $5.0 million of after-tax non-recurring expenses, $4.5 million of which related to the previously announced prepayment of FHLB advances and other wholesale borrowings during the second quarter of 2015.

"We are quite pleased with our operating performance in the third quarter," commented Douglas M. Hultquist, President and Chief Executive Officer, "as net interest margin meaningfully increased, organic loan growth was strong, and asset quality metrics showed significant continued improvement. Our core return on average assets ("ROAA") has improved significantly over the past several quarters. Core ROAA was 0.97% for the third quarter. By comparison, core ROAA was 0.71% and 0.66% for the quarters ending June 30, 2015 and September 30, 2014, respectively. We are making strides towards achieving our target ROAA of 1.00%."

Net Interest Margin Expanded 18 Basis Points from Prior Quarter
And 36 Basis Points Compared to Third Quarter of 2014

Net interest income totaled $20.1 million for the quarter ended September 30, 2015. By comparison, net interest income totaled $18.5 million and $17.5 million for the quarters ended June 30, 2015 and September 30, 2014, respectively. Net interest income totaled $56.4 million for the nine months ended September 30, 2015, an increase of nearly 10% compared to the same period of the prior year.

"The planned balance sheet restructuring that we executed in the second quarter of 2015 continues to have a substantial impact on our net interest margin ("NIM") percentage, as our margin expanded 18 basis points from the prior quarter to 3.51% and our cost of interest bearing liabilities declined 14 basis points from the prior quarter to 0.71%," stated Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer. He added, "As the majority of the restructuring activity was executed mid-second quarter, we expected this significant NIM improvement in the third quarter. We were also successful in improving yields on the asset side of the balance sheet, increasing the yield on both the securities portfolio, as well as the loan and lease portfolio. These improvements resulted in a seven basis point increase in asset yield. The continued margin expansion is helping us move closer to our targeted 1.00% ROAA."

Year-to-Date Annualized Loan and Lease Growth of 10.3%
Swap Fee Income Strong Year-to-Date and Gains on the Sale of Government Guaranteed Loans Improve in Third Quarter

During the third quarter of 2015, the Company's total assets increased $32.9 million, or 1%, to a total of $2.58 billion, while total loans and leases grew $40.2 million. The loan and lease growth was funded primarily by deposit growth. Deposits grew $18.6 million, or 1%, during the quarter. Borrowings were flat in the third quarter.

 "Loan and lease growth through the third quarter totaled $125.7 million, or 10.3% on an annualized basis," commented Mr. Hultquist. "While net loan growth slowed a bit in the third quarter compared to the second quarter, we are still within our targeted annual organic growth rate of 10-12%. A majority of this growth has been in the commercial and industrial loan category. This segment of our portfolio now accounts for 37% of our total loans and leases. At the same time, we continue to reduce our reliance on commercial real estate loans, with that segment now representing 39% of our portfolio. Additionally, solid loan and lease growth has continued to help us move our loan and lease to total asset ratio upward to 68%, from 67% in the second quarter of 2015 and 64% one year ago. We intend to continue increasing this ratio as we rotate out of securities and into loans and leases, with a goal of growing loans and leases to more than 70% of total assets."

"Swap fee income has been strong this year, totaling $1.2 million through the third quarter," said Mr. Gipple. "The current low interest rate environment has been ideal for the execution of several interest rate swaps on select commercial loans. Additionally, gains on the sale of the government guaranteed portion of loans totaled $760 thousand for the quarter, as this activity accelerated. We plan to continue executing these types of transactions, as they both provide unique solutions for our clients' needs."

Nonperforming Assets Decreased $6.5 Million, or 24%, During the Third Quarter

Nonperforming loans and leases at September 30, 2015 were $12.3 million, a decrease of $2.5 million, or 17%, from June 30, 2015. In addition, the ratio of nonperforming assets ("NPAs") to total assets was 0.80% at September 30, 2015, which was down from 1.07% at June 30, 2015.

 "We are very pleased with the continued improvement in our asset quality this quarter. We have been heavily focused on reducing our NPAs to total assets ratio to below 1.00% and were successful in achieving this benchmark during the third quarter, with our actual ratio of 0.80%. The reduction of our NPAs was primarily due to the sale of a large other real estate property during the quarter, as well as a charge-off of a nonaccrual loan that was fully reserved in prior periods," stated Mr. Gipple. "We plan to continue to dispose of our other real estate properties in order to further improve our asset quality ratios. Currently, we have four other real estate properties totaling $7.1 million. Additionally, the Company has two nonaccrual relationships totaling $6.9 million. In total, these six relationships make up $14.0 million, or 68%, of our Company's nonperforming assets. We will concentrate our workout efforts on these six relationships."

The Company's provision for loan/lease losses totaled $1.6 million for the third quarter of 2015, which was down $714 thousand from the prior quarter, and up $572 thousand compared to the third quarter of 2014. The increased provision in the second quarter of 2015 was the result of a $971 thousand increase in a specific allowance allocated to one relationship at Quad City Bank & Trust Company, which was subsequently charged off in the third quarter of 2015.

The Company had net charge-offs of $2.2 million for the third quarter of 2015 which, when coupled with the provision of $1.6 million, decreased the Company's allowance for loan/lease losses ("allowance") to $25.5 million at September 30, 2015. As of September 30, 2015, the Company's allowance to total loans/leases was 1.45%, which was down from 1.52% at June 30, 2015, and flat from 1.45% at September 30, 2014.

The Company's allowance to total nonperforming loans/leases was 207% at September 30, 2015, which was up from 176% at June 30, 2015, and up from 80% at September 30, 2014.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of Community National Bank ("CNB") in May 2013 were recorded at market value; therefore, there was no allowance associated with CNB's loans at acquisition. Management continues to evaluate the allowance needed on the acquired CNB loans, factoring in the net remaining discount ($805 thousand at September 30, 2015) originally established upon acquisition.

Capital Levels Remain Strong

The Company's total risk-based capital ratio was 13.08%, the common equity tier 1 ratio was 10.18% and the tangible common equity to tangible common assets ratio increased to 8.42%, all as of September 30, 2015. For comparison, these respective ratios were 10.30%, 7.24% and 5.88% as of March 31, 2015, which was the quarter prior to the capital issuance and debt restructuring previously discussed. Both the total risk-based capital ratio and the common equity tier 1 ratio are well above the fully phased-in requirements under Basel III. The increase in the Company's capital ratios is primarily due to the capital raise executed in the second quarter of 2015, as well as strong earnings in the third quarter.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company also provides correspondent banking services. In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin. With the acquisition of Community National Bancorporation in 2013, the Company now serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business, including the Basel III regulatory capital reforms, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the integration of acquired entities; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	September 30,		June 30,		December 31,		September 30,
	2015		2015		2014		2014

	(dollars in thousands, except share data)

CONDENSED BALANCE SHEET	Amount	%			Amount	%	Amount	%
Cash, federal funds sold, and interest-bearing deposits	$ 107,659	4%	$ 110,233	4%	$ 120,350	5%	$ 106,718	4%
Securities	590,775	23%	592,368	23%	651,539	26%	652,785	27%
Net loans/leases	1,730,138	67%	1,689,238	67%	1,606,929	64%	1,550,101	63%
Core deposit intangible	1,521	0%	1,571	0%	1,671	0%	1,721	0%
Goodwill	3,223	0%	3,223	0%	3,223	0%	3,223	0%
Other assets	142,539	6%	146,336	6%	141,246	5%	136,048	6%
Total assets	$ 2,575,855	100%	$ 2,542,969	100%	$ 2,524,958	100%	$ 2,450,596	100%

Total deposits	$ 1,855,319	72%	$ 1,836,767	73%	$ 1,679,668	67%	$ 1,713,867	70%
Total borrowings	456,091	18%	456,567	18%	662,558	26%	550,532	22%
Other liabilities	43,330	2%	37,938	1%	38,653	1%	48,017	2%
Total stockholders' equity	221,115	8%	211,697	8%	144,079	6%	138,180	6%
Total liabilities and stockholders' equity	$ 2,575,855	100%	$ 2,542,969	100%	$ 2,524,958	100%	$ 2,450,596	100%

SELECTED INFORMATION FOR COMMON STOCKHOLDERS' EQUITY
Common stockholders' equity (1)	$ 221,115		$ 211,697		$ 144,079		$ 138,180
Common shares outstanding	11,728,911		11,698,578		7,953,197		7,936,813
Book value per common share (1)	$ 18.85		$ 18.10		$ 18.12		$ 17.41
Tangible book value per common share (2)	$ 18.45		$ 17.69		$ 17.50		$ 16.79
Closing stock price	$ 21.87		$ 21.76		$ 17.86		$ 17.66
Market capitalization	$ 256,511		$ 254,561		$ 142,044		$ 140,164
Market price / book value	116.01%		120.25%		98.59%		101.44%
Market price / tangible book value	118.55%		123.03%		102.05%		105.20%
Tangible common equity / total tangible assets (TCE/TA) (3)	8.42%		8.15%		5.52%		5.45%
TCE/TA excluding accumulated other comprehensive income (loss)	8.47%		8.21%		5.60%		5.64%

REGULATORY CAPITAL RATIOS:
Total risk-based capital ratio	13.08%	(4)	12.92%		10.91%		11.10%
Tier 1 risk-based capital ratio	11.86%	(4)	11.66%		9.52%		9.69%
Tier 1 leverage capital ratio	9.73%	(4)	9.62%		7.62%		7.53%
Common equity tier 1 ratio	10.18%	(4)	9.97%		N/A		N/A

	For the quarter ended September 30,				For the nine months ended September 30,
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY	2015		2014		2015		2014
Beginning balance	$ 211,697		$ 134,643		$ 144,079		$ 147,577
Net income	6,489		4,063		10,143		11,960
Other comprehensive income (loss) , net of tax	2,256		(812)		2,098		8,895
Preferred and common cash dividends declared	--		--		(465)		(1,397)
Proceeds from issuance of 3,680,000 shares of common stock, net of costs	--		--		63,484		--
Redemption of 15,000 shares of Series F Preferred Stock	--		--		--		(15,000)
Redemption of 14,867 shares of Series F Preferred Stock	--		--		--		(14,824)
Other (5)	673		286		1,776		969
Ending balance	$ 221,115		$ 138,180		$ 221,115		$ 138,180

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) See GAAP to non-GAAP reconciliations.
(4) Subject to change upon final calculation for regulatory filings due after earnings release.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	September 30,		June 30,		December 31,		September 30,
	2015		2015		2014		2014

	(dollars in thousands)

ANALYSIS OF LOAN DATA	Amount	%	Amount	%	Amount	%	Amount	%
Loan/lease mix:
Commercial and industrial loans	$ 647,398	37%	$ 606,826	35%	$ 523,927	32%	$ 479,747	31%
Commercial real estate loans	692,569	39%	696,122	41%	702,140	43%	697,728	44%
Direct financing leases	173,304	10%	170,799	10%	166,032	10%	162,476	10%
Residential real estate loans	165,061	10%	161,985	10%	158,633	10%	154,954	10%
Installment and other consumer loans	69,863	4%	72,448	4%	72,607	5%	71,760	5%
Deferred loan/lease origination costs, net of fees	7,477	0%	7,204	0%	6,664	0%	6,204	0%
Total loans/leases	$ 1,755,672	100%	$ 1,715,384	100%	$ 1,630,003	100%	$ 1,572,869	100%
Less allowance for estimated losses on loans/leases	25,534		26,146		23,074		22,768
Net loans/leases	$ 1,730,138		$ 1,689,238		$ 1,606,929		$ 1,550,101

ANALYSIS OF SECURITIES DATA
Securities mix:
U.S. government sponsored agency securities	$ 247,625	42%	$ 256,444	43%	$ 307,869	47%	$ 306,005	47%
Municipal securities	265,293	45%	251,992	42%	229,230	35%	216,050	33%
Residential mortgage-backed and related securities	74,901	13%	80,844	14%	111,423	17%	127,780	20%
Other securities	2,956	0%	3,088	1%	3,017	1%	2,950	0%
Total securities	$ 590,775	100%	$ 592,368	100%	$ 651,539	100%	$ 652,785	100%

ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing demand deposits	$ 585,300	32%	$ 633,370	34%	$ 511,992	31%	$ 535,967	31%
Interest-bearing demand deposits	884,163	48%	785,705	43%	792,052	47%	762,954	44%
Time deposits	302,978	16%	322,826	18%	306,364	18%	319,105	19%
Brokered time deposits	82,878	4%	94,866	5%	69,260	4%	95,841	6%
Total deposits	$ 1,855,319	100%	$ 1,836,767	100%	$ 1,679,668	100%	$ 1,713,867	100%

ANALYSIS OF BORROWINGS DATA
Borrowings mix:
FHLB advances	$ 133,000	29%	$ 132,500	29%	$ 203,500	31%	$ 196,500	36%
Wholesale structured repurchase agreements	115,000	25%	115,000	25%	130,000	19%	130,000	24%
Customer repurchase agreements	74,404	16%	118,795	26%	137,252	21%	135,697	24%
Federal funds purchased	93,160	21%	49,780	11%	131,100	20%	26,490	5%
Junior subordinated debentures	40,527	9%	40,492	9%	40,424	6%	40,390	7%
Other	--	0%	--	0%	20,282	3%	21,455	4%
Total borrowings	$ 456,091	100%	$ 456,567	100%	$ 662,558	100%	$ 550,532	100%

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	September 30,		June 30,		December 31,		September 30,
	2015		2015		2014		2014

	(dollars in thousands)

NONPERFORMING ASSETS	Amount	%	Amount	%	Amount	%	Amount	%
Nonaccrual loans/leases	$ 11,269	55%	$ 13,542	50%	$ 18,588	56%	$ 26,337	67%
Accruing loans/leases past due 90 days or more	3	0%	46	0%	93	0%	55	0%
Troubled debt restructures - accruing	1,040	5%	1,266	5%	1,421	5%	2,129	5%
Total nonperforming loans/leases	12,312	60%	14,854	55%	20,102	61%	28,521	72%
Other real estate owned	8,140	39%	11,952	44%	12,768	39%	10,680	27%
Other repossessed assets	194	1%	297	1%	155	0%	210	1%
Total nonperforming assets	$ 20,646	100%	$ 27,103	100%	$ 33,025	100%	$ 39,411	100%

	For the quarter ended September 30,				For the nine months ended September 30,
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES	2015		2014		2015		2014
Beginning balance	$ 26,146		$ 23,067		$ 23,074		$ 21,448
Provision charged to expense	1,635		1,063		5,694		3,159
Loans/leases charged off	(2,476)		(1,731)		(4,119)		(2,486)
Recoveries on loans/leases previously charged off	229		369		885		647
Ending balance	$ 25,534		$ 22,768		$ 25,534		$ 22,768

Net charge-offs / average loans/leases	0.13%		0.09%		0.19%		0.12%

	As of
	September 30,		June 30,		December 31,		September 30,
	2015		2015		2014		2014

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.80%		1.07%		1.31%		1.61%
Allowance / total loans/leases (1)	1.45%		1.52%		1.42%		1.45%
Allowance / nonperforming loans (1)	207.39%		176.02%		114.78%		79.83%

(1) Upon acquisition per GAAP, the acquired loans are recorded at market value which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2015	2015	2014	2015	2014

	(dollars in thousands, except per share data)

CONDENSED INCOME STATEMENT
Interest income	$ 23,141	$ 22,051	$ 21,796	$ 67,093	$ 63,937
Interest expense	3,004	3,560	4,321	10,683	12,647
Net interest income	20,137	18,491	17,475	56,410	51,290
Provision for loan/lease losses	1,635	2,349	1,063	5,694	3,159
Net interest income after provision for loan/lease losses	18,502	16,142	16,412	50,716	48,131
Noninterest income	7,649	5,652	5,162	19,626	15,342
Noninterest expense	17,193	24,292	16,482	58,793	48,818
Net income (loss) before taxes	8,958	(2,498)	5,092	11,549	14,655
Income tax expense (benefit)	2,469	(1,974)	1,029	1,406	2,695
Net income (loss)	$ 6,489	$ (524)	$ 4,063	$ 10,143	$ 11,960
Less: Preferred stock dividends	--	--	--	--	1,082
Net income (loss) attributable to QCR Holdings, Inc. common stockholders	$ 6,489	$ (524)	$ 4,063	$ 10,143	$ 10,878

Earnings (loss) per common share:
Basic	$ 0.55	$ (0.05)	$ 0.51	$ 1.03	$ 1.37
Diluted	$ 0.55	$ (0.05)	$ 0.50	$ 1.01	$ 1.35

Earnings per common share (basic) LTM (1)	$ 1.40	$ 1.36	$ 1.88

Weighted average common shares outstanding	11,713,993	9,946,744	7,931,944	9,878,882	7,919,201
Weighted average common and common equivalent shares outstanding (2)	11,875,930	9,946,744	8,053,985	10,024,441	8,040,418

AVERAGE BALANCES
Assets	$ 2,563,739	$ 2,518,170	$ 2,467,191	$ 2,529,469	$ 2,442,338
Loans/leases	$ 1,744,043	$ 1,686,068	$ 1,572,638	$ 1,688,605	$ 1,518,867
Deposits	$ 1,881,604	$ 1,798,787	$ 1,727,115	$ 1,809,199	$ 1,695,952
Total stockholders' equity	$ 216,453	$ 181,811	$ 136,403	$ 182,134	$ 142,999
Common stockholders' equity	$ 216,453	$ 181,811	$ 136,403	$ 182,134	$ 129,277

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized) (4)	1.01%	-0.08%	0.66%	0.53%	0.65%
Return on average common equity (annualized) (3)	11.99%	-1.15%	11.91%	7.43%	11.22%
Return on average total equity (annualized) (4)	11.99%	-1.15%	11.91%	7.43%	11.15%
Price earnings ratio LTM (1)	15.62 x	16.00 x	9.39 x	15.62 x	9.39 x
Net interest margin (TEY)	3.51%	3.33%	3.15%	3.37%	3.13%
Efficiency ratio	61.88%	100.62%	72.70%	115.98%	73.19%
Gross loans and leases / total assets ratio	68.16%	67.46%	64.18%	68.16%	64.18%
Full-time equivalent employees (5)	406	416	412	406	412

(1) LTM: Last twelve months.
(2) In accordance with GAAP, the common equivalent shares are not considered in the calculation of diluted earnings per share in periods when the numerator is a net loss.
(3) The numerator for this ratio is "Net income attributable to QCR Holdings, Inc. common stockholders".
(4) The numerator for this ratio is "Net income".
(5) FTEs at June 30, 2015 include eight summer interns.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities (1)	$ 591,538	$ 4,683	3.14%	$ 608,688	$ 4,548	3.00%	$ 673,416	$ 4,644	2.74%
Loans (1)	1,744,043	19,564	4.45%	1,686,068	18,541	4.41%	1,572,638	18,003	4.54%
Other	88,039	202	0.91%	79,835	179	0.90%	85,718	202	0.93%
Total earning assets (1)	$ 2,423,620	$ 24,449	4.00%	$ 2,374,591	$ 23,268	3.93%	$ 2,331,772	$ 22,849	3.89%

Deposits	$ 1,236,571	$ 1,140	0.37%	$ 1,169,043	$ 1,084	0.37%	$ 1,167,501	$ 1,168	0.40%
Borrowings	434,750	1,863	1.70%	504,498	2,476	1.97%	572,353	3,153	2.19%
Total interest-bearing liabilities	$ 1,671,321	$ 3,003	0.71%	$ 1,673,541	$ 3,560	0.85%	$ 1,739,854	4,321	0.99%

Net interest income / spread (1)		$ 21,446	3.29%		$ 19,708	3.08%		$ 18,528	2.90%
Net interest margin (1)			3.51%			3.33%			3.15%

	For the Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Securities (1)	$ 608,687	$ 13,725	3.01%	$ 699,405	$ 14,063	2.69%
Loans (1)	1,688,605	56,452	4.47%	1,518,867	52,063	4.58%
Other	89,160	604	0.91%	91,570	640	0.93%
Total earning assets (1)	$ 2,386,452	$ 70,781	3.97%	$ 2,309,842	$ 66,766	3.86%

Deposits	$ 1,189,110	$ 3,296	0.37%	$ 1,122,009	$ 3,372	0.40%
Borrowings	505,364	7,387	1.95%	571,192	9,275	2.17%
Total interest-bearing liabilities	$ 1,694,474	$ 10,683	0.84%	$ 1,693,201	$ 12,647	1.00%

Net interest income / spread (1)		$ 60,098	3.13%		$ 54,119	2.86%
Net interest margin (1)			3.37%			3.13%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Quarter Ended			For the Nine Months Ended
	September 30, 2015	June 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
ANALYSIS OF NONINTEREST INCOME	(dollars in thousands)

Trust department fees	$ 1,532	$ 1,511	$ 1,356	$ 4,676	$ 4,300
Investment advisory and management fees	782	758	727	2,251	2,087
Deposit service fees	1,187	1,101	1,169	3,405	3,307
Gain on sales of residential real estate loans	85	96	121	266	317
Gain on sales of government guaranteed portions of loans	760	69	159	900	861
Earnings on cash surrender value of life insurance	407	433	434	1,319	1,277
Swap fee income	63	394	--	1,183	62
Debit card fees	290	255	252	782	763
Correspondent banking fees	311	285	295	916	746
Participation service fees on commercial loan participations	202	224	218	648	632
Gains (losses) on other real estate owned, net	1,134	99	31	1,204	(114)
Securities gains, net	57	--	19	473	41
Gain on disposal of leased assets	89	76	89	251	108
Income on other real estate owned	146	109	146	371	377
Lawsuit settlement	387	--	--	387	--
Other	217	242	146	594	578
Total noninterest income	$ 7,649	$ 5,652	$ 5,162	$ 19,626	$ 15,342

ANALYSIS OF NONINTEREST EXPENSE

Salaries and employee benefits	$ 10,583	$ 11,092	$ 10,359	$ 32,710	$ 30,299
Occupancy and equipment expense	1,864	1,865	1,806	5,508	5,539
Professional and data processing fees	1,742	1,471	1,530	4,683	4,518
FDIC and other insurance	702	731	712	2,152	2,122
Loan/lease expense	253	368	185	1,088	908
Advertising and marketing	460	490	555	1,368	1,394
Postage and telephone	221	214	147	684	696
Stationery and supplies	145	137	138	424	436
Bank service charges	392	359	337	1,089	959
Losses on debt extinguishment	--	6,894	--	6,894	--
Correspondent banking expense	177	165	165	518	478
Other	654	506	548	1,675	1,469
Total noninterest expense	$ 17,193	$ 24,292	$ 16,482	$ 58,793	$ 48,818

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	For the Quarter Ended				For the Nine Months Ended
	September 30,	June 30,	December 31,	September 30,	September 30,	September 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2015	2015	2014	2014	2015	2014
	(dollars in thousands)

TOTAL ASSETS

Quad City Bank and Trust (1)	$ 1,328,053	$ 1,299,557	$ 1,320,684	$ 1,274,033	$ 1,328,053	$ 1,274,033
m2 Lease Funds, LLC	195,712	189,951	178,016	170,821	$ 195,712	$ 170,821
Cedar Rapids Bank and Trust	867,064	860,403	840,332	822,349	$ 867,064	$ 822,349
Rockford Bank and Trust	360,348	363,050	353,448	346,503	$ 360,348	$ 346,503

TOTAL DEPOSITS

Quad City Bank and Trust (1)	$ 919,904	$ 929,817	$ 813,805	$ 873,869	$ 919,904	$ 873,869
Cedar Rapids Bank and Trust	685,537	649,586	636,718	611,193	$ 685,537	$ 611,193
Rockford Bank and Trust	254,050	260,373	234,201	234,057	$ 254,050	$ 234,057

TOTAL LOANS & LEASES

Quad City Bank and Trust (1)	$ 853,755	$ 832,799	$ 783,486	$ 760,562	$ 853,755	$ 760,562
m2 Lease Funds, LLC	194,911	189,311	177,444	169,742	$ 194,911	$ 169,742
Cedar Rapids Bank and Trust	617,215	598,002	576,322	552,645	$ 617,215	$ 552,645
Rockford Bank and Trust	284,703	285,944	271,658	261,174	$ 284,703	$ 261,174

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust (1)	64%	64%	59%	60%	64%	60%
Cedar Rapids Bank and Trust	71%	70%	69%	67%	71%	67%
Rockford Bank and Trust	79%	79%	77%	75%	79%	75%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust (1)	1.34%	1.52%	1.41%	1.37%	1.34%	1.37%
m2 Lease Funds, LLC	1.80%	1.88%	1.94%	1.83%	1.80%	1.83%
Cedar Rapids Bank and Trust	1.60%	1.56%	1.37%	1.53%	1.60%	1.53%
Rockford Bank and Trust	1.49%	1.45%	1.51%	1.50%	1.49%	1.50%

ALLOWANCE AS A PERCENTAGE OF NONPERFORMING LOANS/LEASES

Quad City Bank and Trust (1)	130.52%	114.35%	83.68%	64.50%	130.52%	64.50%
m2 Lease Funds, LLC	303.73%	308.95%	257.13%	186.05%	303.73%	186.05%
Cedar Rapids Bank and Trust	505.44%	419.03%	197.42%	101.88%	505.44%	101.88%
Rockford Bank and Trust	264.68%	266.62%	143.36%	95.29%	264.68%	95.29%

NET INCOME (4)

Quad City Bank and Trust (1)	$ 4,086	$ 622	$ 1,972	$ 2,896	$ 7,683	$ 8,478
m2 Lease Funds, LLC (2)	712	834	328	718	2,198	1,953
Cedar Rapids Bank and Trust	3,016	(214)	2,101	1,975	4,971	5,905
Rockford Bank and Trust	800	473	323	621	1,737	1,553

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust (1)	1.23%	0.19%	0.60%	0.90%	0.79%	0.89%
Cedar Rapids Bank and Trust	1.36%	-0.10%	0.99%	0.93%	0.77%	0.96%
Rockford Bank and Trust	0.88%	0.53%	0.36%	0.70%	0.65%	0.65%

NET INTEREST MARGIN PERCENTAGE (3)

Quad City Bank and Trust (1)	3.49%	3.28%	3.07%	3.10%	3.30%	3.07%
Cedar Rapids Bank and Trust	3.71%	3.63%	3.58%	3.41%	3.66%	3.40%
Rockford Bank and Trust	3.41%	3.38%	3.34%	3.29%	3.41%	3.41%

(1) Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2) m2 Lease Funds, LLC net income is post-tax, using an estimated effective tax rate of 35%.
(3) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(4) Net income declines for the quarter ended June 30, 2015 at Quad City Bank and Trust and Cedar Rapids Bank and Trust were primarily the result of losses on debt extinguishment (pre-tax) totaling $3.1 million and $3.8 million, respectively.

QCR HOLDINGS, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)

	As of
	September 30,	June 30,	December 31,	September 30,
GAAP TO NON-GAAP RECONCILIATIONS	2015	2015	2014	2014
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$ 221,115	$ 211,697	$ 144,079	$ 138,180
Less: Intangible assets	4,744	4,794	4,894	4,944
Tangible common equity (non-GAAP)	$ 216,371	$ 206,903	$ 139,185	$ 133,236

Total assets (GAAP)	$ 2,575,855	$ 2,542,969	$ 2,524,958	$ 2,450,596
Less: Intangible assets	4,744	4,794	4,894	4,944
Tangible assets (non-GAAP)	$ 2,571,111	$ 2,538,175	$ 2,520,064	$ 2,445,652

Tangible common equity to tangible assets ratio (non-GAAP)	8.42%	8.15%	5.52%	5.45%

	For the Quarter ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
CORE NET INCOME (2)	2015	2015	2014	2015	2014

Net income (loss) (GAAP)	$ 6,489	$ (524)	$ 4,063	$ 10,143	$ 11,960

Less nonrecurring items (post-tax) (3):
Income:
Securities gains	$ 37	$ --	$ 12	$ 308	$ 27
Lawsuit settlement	252	--	--	252	--
Total nonrecurring income (non-GAAP)	$ 289	$ --	$ 12	$ 560	$ 27

Expense:
Losses on debt extinguishment	$ --	$ 4,481	$ --	$ 4,481	$ --
Other non-recurring expenses	--	513	--	513	--
Total nonrecurring expense (non-GAAP)	$ --	$ 4,994	$ --	$ 4,994	$ --

Core net income (non-GAAP)	$ 6,200	$ 4,470	$ 4,051	$ 14,577	$ 11,933
Less: Preferred stock dividends	--	--	--	--	1,082
Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$ 6,200	$ 4,470	$ 4,051	$ 14,577	$ 10,851

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$ 6,200	$ 4,470	$ 4,051	$ 14,577	$ 10,851

Weighted average common shares outstanding	11,713,993	9,946,744	7,931,944	9,878,882	7,919,201
Weighted average common and common equivalent shares outstanding	11,875,930	9,946,744	8,053,985	10,024,441	8,040,418

Core earnings per common share (non-GAAP):
Basic	$ 0.53	$ 0.45	$ 0.51	$ 1.48	$ 1.37
Diluted	$ 0.52	$ 0.45	$ 0.50	$ 1.45	$ 1.35

CORE RETURN ON AVERAGE ASSETS (2)

Core net income (non-GAAP) (from above)	$ 6,200	$ 4,470	$ 4,051	$ 14,577	$ 11,933

Average Assets	$ 2,563,739	$ 2,518,170	$ 2,467,191	$ 2,529,469	$ 2,442,338

Core return on average assets (annualized) (non-GAAP)	0.97%	0.71%	0.66%	0.77%	0.65%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measure is important to many investors in the marketplace who are interested in changes period-to-period in common equity.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measure are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
CONTACT: Todd A. Gipple
         Executive Vice President
         Chief Operating Officer
         Chief Financial Officer
         (309) 743-7745